Exhibit 99.2

DATE: March 17, 2006

TO: SAIC Employees and Stockholders

FROM: Ken Dahlberg, Chairman and CEO

SUBJECT: Year-end Summary and Update on Important Topics

As we embark on our new fiscal year, I want to discuss a number of items with you related to the Company’s performance and future priorities, and continue to update you on the status of other important matters affecting our Company.

Enhanced Communications. Over the last several months, I have visited a significant number of our business units and met with many of our employees. One recurring response I heard from many of you is a desire for more communication. Toward that end, I am initiating a CEO quarterly letter to employees that will communicate major corporate-wide initiatives, feature the capabilities of our operating units, highlight recent marketing successes, and share other items of interest. The first letter to employees will be distributed in May.

In addition, I will continue my practice of communicating to you on important matters such as the Greek Olympics contract situation and our plans to complete our initial public offering (IPO), as warranted.

Greek Olympics Contract Update. The status of the Greek Olympics contract was described in detail in the Company’s third quarter FY06 Quarterly Report on Form 10-Q (our 10-Q), which was filed with the SEC on December 15, 2005. As noted, the Company and the Greek Government signed a letter in December 2005 to negotiate in good faith a modification to the Greek Olympics contract by February 15, 2006. The contract modification has not yet been signed, as our Greek Olympics contract team continues to work tirelessly with representatives of the Greek Government to resolve the various contract issues of disagreement. We believe we have made good progress at narrowing the technical, contractual and financial issues of contention with our customer. The process required to implement a contract modification with the Greek Government has been complicated by significant personnel changes in government representatives involved in negotiating the contract, and other factors.

If agreement is reached, it will take approximately one year to deliver the agreed-upon system after the contract modification is executed. If the Company reaches a point at which it believes no further progress is being made to obtain the contract modification, or that further effort ultimately will be futile, the Company intends to initiate arbitration to resolve the disputes related to this contract. The timeline for resolving the disputes is less certain, but it would likely take a year or longer to resolve. It should be noted that the Company does not need to obtain final resolution with the Greek government in order to complete our planned IPO. The potential financial statement consequences if we are unable to resolve the disputes surrounding the Greek are fully described in our 10-Q.

As you are aware, a special committee of independent Board members was formed to review certain matters relating to the Greek Olympics contract. This independent review is a significant and thorough undertaking. This process included interviewing numerous personnel and reviewing a substantial number of documents beginning with our original bid process and covering almost a four-year period. We expect that the process will be completed in another 30 to 45 days.

Proposed IPO Timeline. Last year, the Board and your management team concluded that completing an IPO was in the best interests of stockholders. Although the IPO has been delayed, we remain committed to completing our IPO. My letter of December 16, 2005 stated that we planned to proceed with our special stockholders’ meeting and then the IPO following the filing in April of 2006 of our FY06 Annual Report on Form 10-K (our 10-K). Because the completion of the independent review is taking longer than originally anticipated, we now are planning to file our 10-K on or before the SEC filing deadline of May 1st. Our 10-K includes our annual audited financial statements that must be filed before we can restart the IPO process.

Filing our 10-K in May leads us to planning to complete the IPO in the Fall, as Summer has historically not been an attractive time to go to the market. I want to stress that the exact timing of the IPO will be determined by the Board and our management team when we believe it is advisable to proceed. As always, events within and outside our control (e.g., regulatory requirements, market conditions) may impact the ultimate timing and additional delay beyond the Fall is possible.

I want to caution stockholders and especially our employees to not focus too heavily on the short-term timeline for completion of our IPO. We began the IPO process as the best way to meet our long-term capital requirements. Our Company had $2.8 billion in cash and cash equivalents as reported in our 10-Q, and is continuing to generate significant operating cash flow. Again, we are committed to taking the Company public and although we want to complete our IPO as soon as practicable, we will do so when conditions are favorable to the Company.

Rescheduled Retirement Plan Trade. The Retirement Plan trade date set for April 7th has been rescheduled for May 12th. The original April 7th trade date was based on the Company filing our 10-K on or before March 31st and the Board establishing a new price for SAIC stock at its March 31st meeting. As I stated above, we now expect to file our 10-K on or before the SEC deadline of May 1st. To accommodate this timing, the Board is expected to establish a new SAIC stock price on May 5th. More details on the rescheduled Retirement Plan Trade will be sent to the participants shortly.

New Limited Market Trade. Given the current schedule for completion of the IPO, the Company has determined that it will hold a limited market trade this Summer to provide our stockholders with an opportunity to buy or sell SAIC stock. Another SAIC Retirement Plan trade will be held at the same time. More details regarding these trades will be published in the coming months.

Annual Stockholders’ Meeting. We will hold our annual stockholders’ meeting to elect directors in the Summer. You will receive a proxy statement in advance of the meeting explaining the details (time, date, place, etc.) and how to vote or submit proxies.

Company Performance. While we hoped to complete the IPO before our current schedule for doing so, it does not diminish our strong performance this past year and I congratulate and thank all of our employees for your individual contributions to our success. While I can’t report specific financial results until our annual audit is complete and our 10-K is filed with the SEC, I can convey a general sense of how well we did. We exceeded all of our profit goals before the impact of the Greek Olympics contract loss. Even with the Greek Olympics contract loss, we came close to achieving our annual profit plan. We exceeded our cash flow and contract award goals, and we have started FY07 with record Company backlog. Equally important, we continue to be recognized for our excellence in the marketplace, as evidenced by various trade rankings and by excellent feedback from our customer base (you can find our trade rankings on www.saic.com or ISSAIC). These accomplishments have been achieved through excellent performance by all of our employees, working hard together on behalf of our customers every day.

Company Vision. Looking forward, we are making good progress against our vision and end-state I described in April of last year. To reiterate, our Company’s vision is “to be the leading systems and solutions company, solving our customer’s most important business and mission-critical problems through innovative applications of technology and domain knowledge.” Last year, I outlined a number of high priority activities needed to achieve our vision. These can be summed-up in three high nail points: – Execute – Grow – Invest.

The long-term success of SAIC depends upon all of us understanding where we are taking the Company – this means developing a deep understanding of our vision, our desired objective state and our values. As we refine our end-state vision, you will find that we are blending the best of SAIC’s heritage with new attributes to maintain and enhance our competitiveness in the current environment. This is an ongoing process that requires broad participation and support from all of our employees.

Summary. To summarize, the Company has had a very good year, especially in light of the challenges we have faced. As we enter FY07, I will continue to dialog with you through my personal letters and all of the other communication channels available to me. I ask that you be mindful not only of our strong heritage from past achievements and the goals for the current year, but where we are taking the Company in the future. We must retain those core values that built this great Company, and but extend our culture to include those attributes necessary for future success. I need each and every one of you to make the Company’s vision your own.

Thanks for your dedicated efforts in support of our Company.

/s/ Ken Dahlberg
Ken Dahlberg Chairman and CEO

Forward-looking Statements

This communication may contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Any such forward-looking statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, achievements or benefits to be materially different from any future results, levels of activity, performance, achievements or benefits expressed or implied by such forward-looking statements. As a result of these risks, uncertainties and other factors, readers are cautioned not to place undue reliance on any forward-looking statements included in this communication. These risks, uncertainties and factors are discussed in the filings of Science Applications International Corporation and SAIC, Inc. with the SEC, which are available without charge at the SEC’s internet site at http://www.sec.gov. The forward-looking statements speak only as of the date made. Neither Science Applications International Corporation nor SAIC, Inc. assume any obligation to update any forward-looking statements to reflect events or circumstances arising after the date as of which they are made or to conform such statements to actual results.

Additional Information and Where to Find It

More detailed information pertaining to the proposed merger and related proposals of Science Applications International Corporation in connection with the above-described initial public offering will be set forth in appropriate filings that have been and will be made with the SEC, including the proxy statement/prospectus contained in the registration statement on Form S-4 filed by SAIC, Inc. concerning the proposed merger and related proposals. We urge stockholders to read such documents that are or may be filed with the SEC when they are available because they will contain important information about the proposed merger and related proposals. Stockholders will be able to obtain a free copy of any filings, containing information about Science Applications International Corporation or SAIC, Inc., without charge, at the SEC’s internet site at http://www.sec.gov. Copies of any filings by Science Applications International Corporation or SAIC, Inc. can also be obtained, without charge, by directing a request in writing to Science Applications International Corporation, 10260 Campus Point Drive, M/S F-3, San Diego, California 92121, Attention: General Counsel or by email to SECfilings@saic.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Science Applications International Corporation, SAIC, Inc. and their respective directors and executive officers may be deemed, under the SEC’s rules, to be participants in the solicitation of proxies from the stockholders of Science Applications International Corporation in connection with the proposed merger and related proposals. The names of the directors and executive officers of Science Applications International Corporation and SAIC, Inc. and their interests, direct or indirect, by security holdings or otherwise, in the proposed merger and related proposals are contained in the proxy statement/prospectus contained in a registration statement on Form S-4 filed by SAIC, Inc., which may be obtained without charge at the SEC’s internet site at http://www.sec.gov, or by directing a request in writing to Science Applications International Corporation, 10260 Campus Point Drive, M/S F-3, San Diego, California 92121, Attention: General Counsel or by email to SECfilings@saic.com.

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